As filed with the Securities and Exchange Commission on October 14, 1998
                                                       Registration No. 33-76976


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                           ELAN PHARMACEUTICALS, INC.
                          (formerly Neurex Corporation)
             (Exact name of registrant as specified in its charter)

           Delaware                                    77-0128552
(Jurisdiction of incorporation)        (I.R.S. Employer Identification Number)

                             190 Independence Drive
                          Menlo Park, California 94025
                    (Address of principal executive offices)
                       ----------------------------------

        Neurex Corporation 1988 Employee and Consultant Stock Option Plan
                 Neurex Corporation Employee Stock Purchase Plan
                            (Full title of the plans)
                      ------------------------------------

                           Elan Pharmaceuticals, Inc.
                             190 Independence Drive
                          Menlo Park, California 94025
                    Attention: Paul Goddard, Ph.D., President
                                 (650) 853-1500
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                       ----------------------------------


                                    Copy to:
                            William M. Hartnett, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

                         DEREGISTRATION OF COMMON STOCK


On March 28, 1994, Neurex Corporation (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-76976 (the "Registration Statement"), for the sale of (i) 1,561,111 shares of Common Stock, par value $0.01 (the "Common Stock"), of the Company under the Neurex Corporation 1988 Employee and Consultant Stock Option Plan and (ii) 153,846 shares of Common Stock under the Neurex Corporation Employee Stock Purchase Plan (together, the "Plans"). On August 11, 1998, the shareholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of April 29, 1998, by and among Elan Corporation, plc ("Elan"), Ganesh Acquisition Corp. ("Subco") and the Company (the "Agreement"), whereby, on August 14, 1998, Subco, a wholly-owned subsidiary of Elan, merged with and into the Company and the Company became a wholly-owned subsidiary of Elan (the "Merger"). Pursuant to the Agreement, Elan assumed the obligations of the Company under the Plans and the Plans were terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 235,046 unsold shares of the Common Stock formerly issuable under the Plans. In connection with the Merger, the Company changed its name to Elan Pharmaceuticals, Inc.


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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 14 day of October, 1998.

                                     ELAN PHARMACEUTICALS, INC.


                                     By:  /s/ Paul Goddard
                                         --------------------------------
                                          Paul Goddard, Ph.D.
                                          President and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Capacity in Which Signed                            Date
---------                                ------------------------                            ----

/s/ Paul Goddard                         President                                      October 14, 1998
------------------------------------     and Director
          Paul Goddard, Ph.D.            (Principal Executive Officer)


/s/ John Varian                          Chief Financial Officer                        October 14, 1998
------------------------------------     (Principal Financial Officer)
              John Varian

------------------------------------
            Donal J. Geaney              Director

/s/ John Groom                           Director                                       October 14, 1998
------------------------------------
              John Groom

/s/ Thomas G. Lynch                      Director                                       October 14, 1998
------------------------------------
            Thomas G. Lynch



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